Exhibit 99
AMSG Reports Second-Quarter Results

July 22, 2008
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES SECOND-QUARTER NET EARNINGS FROM CONTINUING
OPERATIONS OF $0.39 PER DILUTED SHARE
NASHVILLE, Tenn. — (July 22, 2008) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter and six months ended June 30, 2008. Revenues increased 18% to a record $152,105,000 for the quarter from $128,406,000 for the second quarter of 2007. Net earnings from continuing operations rose 18% to $12,548,000 from $10,634,000. Net earnings from continuing operations per diluted share were $0.39 for the second quarter of 2008, an increase of 15% from $0.34 for the second quarter of 2007.
     Revenue for the first six months of 2008 was $299,210,000, up 19% from $252,097,000 for the first half of 2007. Net earnings from continuing operations increased 19% to $24,294,000 from $20,397,000. Net earnings from continuing operations per diluted share grew 15% to $0.76 for the first six months of 2008 from $0.66 for the comparable period in 2007.
     Mr. Holden commented, “With solid second-quarter results that met our expectations, AmSurg remains well on-track to achieve its financial and operating objectives for 2008. We are pleased to note that, even with the impact of the Medicare rule revising the payment system for ASCs, which reduced net earnings from continuing operations during the quarter by approximately $0.01 per diluted share, we were able to maintain a strong EBITDA margin of 18.9%.
     “Our second-quarter revenue growth reflected a 19% increase in procedures compared with the second quarter of 2007. We produced most of this increase through the addition of 19 acquired or de novo centers since the second quarter last year. Procedure growth accounted for a 3% increase in same-center revenue for the second quarter. During the quarter, we acquired two centers that had been under letter of intent at the end of the first quarter, classified one center as held for sale and disposed of two centers, bringing the total of continuing centers in operation to 176 at the end of the quarter. We also added a center under development and completed the quarter with three centers under development, one of which is expected to open in 2008. We entered into four new letters of intent during the quarter for three center acquisitions and a de novo center, giving us a total of five centers under letter of intent at the quarter’s end, and we had one center awaiting certificate of need certification.
     “The center classified as held for sale will be sold to a hospital and is expected to close in the third quarter. We also disposed of two non-operational centers. The net loss associated with the operations and dispositions of these centers was $0.04 per share and is reflected in discontinued operations.
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AMSG Reports Second-Quarter Results

July 22, 2008
     “AmSurg’s cash flow from operations for the second quarter was $20.3 million, which funded all of our acquisition and maintenance capital expenditures during the period. Cash and cash equivalents increased to $24,319,000 at June 30, 2008, from $24,116,000 at the end of the first quarter of 2008, while long-term debt decreased to $198,620,000 from $200,219,000. We remain well positioned to execute our center acquisition strategy, with debt to total capital of 32% at the end of the second quarter and a ratio of total debt to trailing 12 months EBITDA of 1.9. We also have approximately $115 million in availability under our revolving credit facility.
     Based on AmSurg’s financial performance for the first six months of 2008, as well as its outlook for the remainder of the year, the Company today affirmed its established guidance for 2008 and provided its guidance for the third quarter of the year as follows:
•	Revenues in a range of $600 million to $620 million for 2008.

•	Same-center revenue growth of 3% to 4% for the full year, which includes a negative impact of one percentage point from the effect of the Medicare rule revising the payment system for ASCs, which was effective January 1, 2008.

•	The addition of 12 to 15 centers for the year, including the opening of one de novo center.

•	An estimated effective income tax rate for the year of 39.8%.

•	Net earnings per diluted share for 2008 in a range of $1.53 to $1.55, including a negative $0.05 impact from the effect of the revised Medicare payment system.

•	Net earnings per diluted share for the third quarter of 2008 in a range of $0.38 to $0.39 per diluted share.
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden concluded, “We are encouraged by AmSurg’s steady operating and financial performance in an uncertain economic environment. The consistency of our continuing centers in operation, our robust pipeline of potential new centers and our strong financial position support our confidence in achieving our guidance for 2008.
     “We also remain fully engaged in a number of initiatives designed to improve our business model and, thereby, enhance our continuing ability to be the strategic partner of choice for physicians. As we progress on these initiatives in the quarters ahead, we expect to increase the value proposition we provide our physician partners, our center patients and our shareholders.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 20, 2008.
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AMSG Reports Second-Quarter Results

July 22, 2008
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; risks associated with weather and other factors that may affect the Company’s surgery centers; uncertainties associated with judicial, regulatory and legislative developments in New Jersey; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; risks associated with the Company’s status as a general partner of limited partnerships; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the write-off of the impaired portion of intangible assets; and risks associated with the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At June 30, 2008, AmSurg owned a majority interest in 176 continuing centers in operation and had three centers under development.
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AMSG Reports Second-Quarter Results

July 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Statement of Earnings Data:

Revenues	$152,105	$128,406	$299,210	$252,097

Operating expenses:
Salaries and benefits	43,999	37,231	86,893	74,622
Supply cost	17,786	14,566	34,798	28,533
Other operating expenses	30,759	27,229	61,213	51,404
Depreciation and amortization	5,303	4,589	10,533	9,131

Total operating expenses	97,847	83,615	193,437	163,690

Operating income	54,258	44,791	105,773	88,407

Minority interest	30,879	25,638	59,992	50,599
Interest expense, net	2,509	2,160	5,311	4,609

Earnings from continuing operations before income taxes	20,870	16,993	40,470	33,199
Income tax expense	8,322	6,359	16,176	12,802

Net earnings from continuing operations	12,548	10,634	24,294	20,397

Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax expense	(115)	411	(155)	925
(Loss) gain on disposal of discontinued interests in surgery centers, net of income tax (benefit) expense	(1,189)	147	(1,189)	147

Net (loss) earnings from discontinued operations	(1,304)	558	(1,344)	1,072

Net earnings	$11,244	$11,192	$22,950	$21,469

Basic earnings per common share:
Net earnings from continuing operations	$0.40	$0.35	$0.77	$0.67
Net earnings	$0.36	$0.37	$0.73	$0.71
Diluted earnings per common share:
Net earnings from continuing operations	$0.39	$0.34	$0.76	$0.66
Net earnings	$0.35	$0.36	$0.72	$0.70

Weighted average number of shares and share equivalents (000’s):
Basic	31,479	30,541	31,388	30,294
Diluted	31,962	31,085	31,876	30,795

Operating Data:

Continuing centers in operation at end of period	176	157	176	157
Centers under development/not opened at end of period	3	4	3	4
Development centers awaiting CON approval at end of period	1	—	1	—
Centers under letter of intent	5	8	5	8
Average number of centers in operation	175	159	175	159
Average revenue per center	$869	$806	$1,715	$1,586
Same center revenues increase	3%	3%	3%	3%
Procedures performed during the period	282,205	236,234	552,808	463,826
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$12,548	$10,634	$24,294	$20,397
Add: income tax expense	8,322	6,359	16,176	12,802
Add: interest expense, net	2,509	2,160	5,311	4,609
Add: depreciation and amortization	5,303	4,589	10,533	9,131

EBITDA	$28,682	$23,742	$56,314	$46,939

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports Second-Quarter Results

July 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	June 30,	Dec. 31,
	2008	2007
Balance Sheet Data:

Assets

Current assets:
Cash and cash equivalents	$24,319	$29,953
Accounts receivable, net of allowance of $9,328 and $8,310 respectively	64,960	61,284
Supplies inventory	7,441	6,882
Deferred income taxes	1,559	1,354
Prepaid and other current assets	17,391	18,509
Current assets held for sale	163	—

Total current assets	115,833	117,982

Long-term receivables and deposits	348	1,653
Property and equipment, net	102,499	104,874
Intangible assets, net	577,612	557,125
Long-term assets held for sale	2,613	—

Total assets	$798,905	$781,634

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$4,993	$5,781
Accounts payable	10,263	12,703
Accrued salaries and benefits	13,090	12,415
Other accrued liabilities	2,847	2,291
Current income taxes payable	—	1,000
Current liabilities held for sale	616	—

Total current liabilities	31,809	34,190

Long-term debt	198,620	216,822
Deferred income taxes	48,223	41,990
Other long-term liabilities	14,522	15,401
Long-term liabilities held for sale	184	—
Minority interest	65,453	62,006
Shareholders’ equity:
Common stock, no par value 70,000,000 shares authorized, 31,516,921 and 31,202,629 shares outstanding, respectively	181,039	172,536
Deferred compensation	(6,544)	(3,916)
Retained earnings	266,992	244,042
Accumulated other comprehensive loss, net of income taxes	(1,393)	(1,437)

Total shareholders’ equity	440,094	411,225

Total liabilities and shareholders’ equity	$798,905	$781,634

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AMSG Reports Second-Quarter Results

July 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Statement of Cash Flow Data:

Cash flows from operating activities:
Net earnings	$11,244	$11,192	$22,950	$21,469
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Minority interest	30,879	25,638	59,992	50,599
Distributions to minority partners	(29,918)	(26,773)	(56,857)	(49,352)
Depreciation and amortization	5,303	4,589	10,533	9,131
Net loss on sale and impairment of long-lived assets	861	1,066	861	1,066
Share-based compensation	1,342	1,194	2,408	2,272
Excess tax benefit from share-based compensation	(207)	(1,044)	(478)	(1,924)
Deferred income taxes	3,418	1,679	5,932	3,410
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(540)	(1,892)	(2,899)	(4,193)
Supplies inventory	(42)	30	(174)	208
Prepaid and other current assets	837	1,697	1,100	627
Accounts payable	(10)	149	(1,803)	(2,381)
Accrued expenses and other liabilities	(2,794)	(3,628)	188	1,596
Other, net	(50)	485	65	940

Net cash flows provided by operating activities	20,323	14,382	41,818	33,468

Cash flows from investing activities:
Acquisition of interest in surgery centers	(15,700)	(6,654)	(23,597)	(48,867)
Acquisition of property and equipment	(4,903)	(6,053)	(9,438)	(10,202)
Proceeds from sale of surgery center	—	1,659	—	1,659
Decrease in long-term receivables	625	640	1,250	1,071

Net cash flows used in investing activities	(19,978)	(10,408)	(31,785)	(56,339)

Cash flows form financing activities:
Proceeds from long-term borrowings	24,200	11,568	35,156	55,269
Repayment on long-term borrowings	(26,623)	(25,076)	(54,829)	(44,609)
Proceeds from issuance of common stock upon exercise of stock options	1,850	4,705	2,989	8,608
Proceeds from capital contributions by minority partners	227	—	548	32
Excess tax benefit from share-based compensation	207	1,044	478	1,924
Financing cost incurred	(3)	(1)	(9)	(6)

Net cash flows (used in) provided by financing activities	(142)	(7,760)	(15,667)	21,218

Net increase (decrease) in cash and cash equivalents	203	(3,786)	(5,634)	(1,653)
Cash and cash equivalents, beginning of period	24,116	22,216	29,953	20,083

Cash and cash equivalents, end of period	$24,319	$18,430	$24,319	$18,430

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AMSG Reports Second-Quarter Results

July 22, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for the three months ended March 31, 2008 and fiscal year 2007, which have been restated in order to present additional discontinued operations.

	Three					Year
	Months Ended	Three Months Ended				Ended
	March 31,	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2008	2007	2007	2007	2007	2007
Statement of Earnings Data:

Revenues	$147,105	$123,691	$128,406	$129,295	$143,006	$524,398

Operating expenses:
Salaries and benefits	42,894	37,391	37,231	38,218	41,360	154,200
Supply cost	17,012	13,967	14,566	15,076	16,681	60,290
Other operating expenses	30,454	24,175	27,229	26,165	29,747	107,316
Depreciation and amortization	5,230	4,542	4,589	4,735	5,257	19,123

Total operating expenses	95,590	80,075	83,615	84,194	93,045	340,929

Operating income	51,515	43,616	44,791	45,101	49,961	183,469

Minority interest	29,113	24,961	25,638	25,687	27,999	104,285
Interest expense, net	2,802	2,449	2,160	2,179	2,869	9,657

Earnings from continuing operations before income taxes	19,600	16,206	16,993	17,235	19,093	69,527
Income tax expense	7,854	6,443	6,359	6,689	7,554	27,045

Net earnings from continuing operations	11,746	9,763	10,634	10,546	11,539	42,482

Discontinued operations:
(Loss) earnings from operations of discontinued interest in surgery centers, net of income taxes	(40)	514	411	149	289	1,363
Gain (loss) on disposal of discontinued interest in surgery centers, net of income tax expense (benefit)	—	—	147	(705)	888	330

Net earnings (loss) from discontinued operations	(40)	514	558	(556)	1,177	1,693

Net earnings	$11,706	$10,277	$11,192	$9,990	$12,716	$44,175

Basic earnings per common share:
Net earnings from continuing operations	$0.38	$0.32	$0.35	$0.34	$0.37	$1.39
Net earnings	$0.37	$0.34	$0.37	$0.32	$0.41	$1.44
Diluted earnings per common share:
Net earnings from continuing operations	$0.37	$0.32	$0.34	$0.34	$0.36	$1.37
Net earnings	$0.37	$0.34	$0.36	$0.32	$0.40	$1.42

Weighted average number of shares and share equivalents (000’s):
Basic	31,298	30,046	30,541	30,778	31,110	30,619
Diluted	31,790	30,505	31,085	31,175	31,644	31,102

Operating Data:

Procedures	270,603	227,592	236,234	241,688	261,864	967,378
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$11,746	$9,763	$10,634	$10,546	$11,539	$42,482
Add: income tax expense	7,854	6,443	6,359	6,689	7,554	27,045
Add: interest expense, net	2,802	2,449	2,160	2,179	2,869	9,657
Add: depreciation and amortization	5,230	4,542	4,589	4,735	5,257	19,123

EBITDA	$27,632	$23,197	$23,742	$24,149	$27,219	$98,307

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